EXHIBIT 10.3

EXECUTION COPY

HEALTHWAREHOUSE.COM, INC.

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (the “Agreement”) is entered into as of the 8th day of November, 2010, by and among HealthWarehouse.com, Inc., a Delaware corporation (the “Company”), each of the persons and entities listed on Exhibit A hereto (referred to hereinafter as the “Investors” and each individually as an “Investor).

Recitals

Whereas, certain of the Investors are purchasing shares of the Company’s Series B Preferred Stock (the “Series B Preferred Stock”) and warrants to purchase common stock (“Warrants”) pursuant to that certain Securities Purchase Agreement of even date herewith, as amended from time to time (the “Purchase Agreement,” and the transactions provided for in the Purchase Agreement, the “Financing”);

Whereas, certain of the Investors are also purchasing 7% secured convertible promissory notes (“Convertible Notes”) and Warrants pursuant to the Purchase Agreement and that certain Loan and Security Agreement of even date herewith, as amended from time to time (the “Loan Agreement”);

Whereas, the obligations in the Purchase Agreement and Loan Agreement are conditioned upon the execution and delivery of this Agreement; and

Whereas, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration rights, information rights, and other rights to the Investors as set forth below.

Agreement

Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.	GENERAL.

1.1         Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

(a)           “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated pursuant to the Exchange Act and any successor provision.

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(b)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c)           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)           “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(e)          “HWH” means HWH Lending, LLC, a Delaware limited liability company.

(f)           “Indebtedness” means without duplication, with respect to each of the Company or Old HW:  (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments, (c) all obligations upon which interest charges are customarily paid, (d) all obligations under conditional sale or other title retention agreements relating to property acquired by the Company or Old HW, (e) all obligations in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and excluding installments of premiums payable with respect to policies of insurance contracted for in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by the Company or Old HW, whether or not the Indebtedness secured thereby has been assumed, (g) all guaranties or endorsements of others, (h) all obligations under capitalized leases attributable to the payment of principal, (i) all obligations, contingent or otherwise, as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, in respect of bankers’ acceptances.

(g)          “National Securities Exchange” shall mean the New York Stock Exchange, the NYSE Amex Equities, the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, or any successor to any of the foregoing.

(h)          “Old HW” means Hwareh.com, Inc., a Delaware corporation, and a wholly-owned subsidiary of the company.

(i)           “Preferred Director” means any director of the Company that the holders of the Preferred Stock are entitled to elect pursuant to the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time.

(j)           “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(k)          “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

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(l)           “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Shares or the conversion or exercise of any Warrants to purchase Common Stock and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(m)         “Registrable Securities then outstanding” shall be the number of shares of Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then outstanding exercisable or convertible securities.

(n)          “Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(o)           “Related Person” shall have the meaning set forth in Rule 404 of Regulation S-K as promulgated pursuant to the Exchange Act, and any successor provision.

(p)           “SEC” or “Commission” means the Securities and Exchange Commission.

(q)           “Securities Act” means the Securities Act of 1933, as amended.

(r)           “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale.

(s)           “Shares” means the Company’s Preferred Stock issued (i) pursuant to the Purchase Agreement, (ii) issued as a PIK Dividend on the Company’s Preferred Stock, (iii) issued upon conversion of Convertible Notes, and (iv) shares of Preferred Stock held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

(t)           “Special Registration Statement” means (i) a registration statement relating solely to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related solely to the issuance or resale of securities issued in such a transaction or (iii) a registration related solely to stock issued upon conversion of debt securities.

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SECTION 2.	REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1        Restrictions on Transfer.

(a)          Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i)           there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)         (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances (provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule).  The Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b)          Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to the Holder’s family members or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c)          Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).  NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

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THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d)           The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder if the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e)           Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2        Demand Registration.

(a)           Following the earlier of (i) the third anniversary of the date of this Agreement, or (ii) six months after the initial listing or quotation of the Company’s Common Stock on any National Securities Exchange, and subject to the conditions of this Section 2.2, if (i) the Company shall receive a written request from the Holders of forty percent (40%) of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities then outstanding, and (ii) if the anticipated gross aggregate offering price, without regard to any underwriting discounts and commissions of the Registrable Securities being registered, would exceed $5,000,000 (a “Qualified Public Offering”), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

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(b)          If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)          The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)           after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(ii)         if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(iii)        if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(iv)         in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

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2.3        Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)           Underwriting.  If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members, stockholders and affiliates of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

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2.4        Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)          promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)          as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)           if Form S-3 is not available for such offering by the Holders,

(ii)         if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than two million dollars ($2,000,000),

(iii)        if within thirty (30) days of receipt of a written request from  any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement,

(iv)         if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than thirty (30) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period,

(v)           if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.4, or

(vi)         in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

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(c)          Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders.  Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5        Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.  The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders).  If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.  If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(v), as applicable, to undertake any subsequent registration.

2.6        Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below).  In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period.  The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. No more than one (1) such Suspension Periods shall occur in any twelve (12) month period. In no event shall any Suspension Period, when taken together with all prior Suspension Periods, exceed one hundred twenty (120) days in the aggregate. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.  Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

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(b)          Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)          Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)          Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)          In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)          Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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(g)          Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h)          Provide a transfer agent and registrar for all Registrable Securities pursuant hereunder and a CUSIP number of all such Registrable Securities.

(i)           Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7         Delay of Registration; Furnishing Information.

(a)          No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)          It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities.

(c)          The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8         Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

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(a)          To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, stockholders, members, officers and directors of each Holder, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, including, but not limited to, any of the foregoing incurred in any actions, proceedings or settlements in respect thereof), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference  in any prospectus (whether preliminary or final thereto), offering circular, or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement, qualification or compliance; and the Company will reimburse each such Holder, partner, member, stockholder, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)          To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any prospectus (whether preliminary or final thereto), offering circular, or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act  (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration, qualification or compliance; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

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(c)          Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)          If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations or Holder Violations that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)          The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

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2.9         Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, affiliate, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); or (d) acquires at least ten percent (10%) of the shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10       Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement without the written consent of the holders of a majority of Registrable Securities.

2.11       Agreement to Furnish Information.  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto.  In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said day period.  Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by  Sections 2.11 and 2.12.  The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.12       Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)          Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times;

(b)          File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

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(c)          So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request:  a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.13       Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate at such time as such Holder, as reflected on the Company’s list of stockholders, holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company’s Common Stock is then listed or quoted on a National Securities Exchange and all Registrable Securities of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.  Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

SECTION 3.	COVENANTS OF THE COMPANY.

3.1         [Reserved]

3.2         Inspection Rights.  Each Holder shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times as may be reasonably requested, but not more often than once per quarter; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.3         Confidentiality of Records.  Each Holder agrees to use the same degree of care as such Holder uses to protect its own confidential information to keep confidential any information furnished to such Holder that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Holder may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Holder as long as such partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law.

3.4         Reservation of Common Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock or the exercise of any warrants, all Common Stock issuable from time to time upon such conversion or exercise.

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3.5         [Reserved]

3.6         Director and Officer Insurance.  The Company will maintain in full force and effect director and officer liability insurance in the amount of five million dollars ($5,000,000).

3.7         Errors and Omissions Insurance.  The Company will maintain in full force and effect errors and omissions liability insurance in the amount of two million dollars ($2,000,000).

3.8         Proprietary Information and Inventions Agreement. The Company shall require all officers, employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Board of Directors including the Preferred Director then serving on the Board of Directors.

3.9         Incurrence of Indebtedness.  Neither the Company nor Old HW shall incur, create, assume, become liable in any manner with respect to, or permit to exist any Indebtedness that is in excess of $1,000,000 in the aggregate on a consolidated basis, except for Indebtedness incurred in the ordinary course of business consistent with past practices, without the approval of the Board of Directors, including the Preferred Director then serving on the Board of Directors.

3.10       Directors’ Liability and Indemnification.  The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.11       Board of Directors.

(a)           The Company shall at all times maintain an authorized Board of Directors at five (5) directors, with one of such directors elected by the holders of the Company’s Preferred Stock voting separately as a class.  The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his or her reasonable out of pocket expenses incurred in attending each meeting of the Board of Directors or any out-of-pocket expenses incurred in attending any non-Board of Directors functions for which the Company requests attendance.  In addition, the Company will promptly reimburse in full, each director of the Company who is not an employee of the company for all of his or her reasonable out-of-pocket expenses incurred in connection with performing any act on behalf of the Company or any of its subsidiaries that is requested by the Company or any such subsidiary.

(b)           Meetings of the Board of Directors shall take place no less than six times per year provided that the Board of Directors, with the consent of the Preferred Director then serving on the Board of Directors, may resolve to meet less frequently.

3.12       Reservation of Shares.  The Company shall reserve and at all times keep available a sufficient number of shares of Common Stock out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock and exercise or conversion of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock and exercise or conversion of the Warrants.

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3.13      Qualified Small Business.  The Company will use reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would cause the Shares not to so qualify as “Qualified Small Business Stock,” so long as the Company’s Board of Directors determines that it is in the best interests of and not unduly burdensome to the Company to comply with the provisions of Section 1202 of the Code.

3.14       Termination of Covenants.  The covenants contained in Sections 3.2, 3.6, 3.7, 3.8, 3.9, 3.11 and 3.13 shall terminate at the later of (i) the first date on which less than twenty percent (20%) of the Shares of Series B Preferred Stock issued pursuant to the Purchase Agreement remain outstanding, or (ii) the expiration of the Appointment Period as defined in Section 5 hereof, if Section 5 becomes applicable.

SECTION 4.	RIGHTS OF FIRST REFUSAL.

4.1         Subsequent Offerings.  Subject to applicable securities laws, each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof.  Each Investor’s pro rata share is equal to the ratio of (a) the number of shares of Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities.  The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2         Exercise of Rights.  If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same.  Each Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.  Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

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4.3         Issuance of Equity Securities to Other Persons.  If not all of the Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares on a pro rata basis.  The Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares.  The Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor’s rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Investors pursuant to Section 4.2 hereof.  If the Company has not sold such Equity Securities within one hundred twenty (120) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

4.4         Termination and Waiver of Rights of First Refusal.  The rights of first refusal established by this Section 4 shall terminate at the later of (i) the first date on which less than twenty percent (20%) of the Shares of Series B Preferred Stock issued pursuant to the Purchase Agreement remain outstanding, or (ii) the expiration of the Appointment Period as defined in Section 5 hereof, if Section 5 becomes applicable. The rights of first refusal established by this Section 4 may be amended, or any provision waived with and only with the written consent of the Company and the Investors holding a majority of the Registrable Securities held by all Investors.

4.5         Assignment of Rights of First Refusal.  The rights of first refusal of each Investor under this Section 4 may be assigned to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.6         Excluded Securities.  The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a)           shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued after the date of this Agreement to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements (the “Plans”) when (i) such Plans have been approved by the Board of Directors on or prior to the date hereof, or (ii) such Plans are approved by the Board of Directors after the date hereof, including the affirmative approval of the Preferred Director;

(b)           Any Equity Securities issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and any Equity Securities issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.6 with respect to the initial sale or grant by the Company of such rights or agreements;

(c)           any Equity Securities issued for consideration other than cash pursuant to a bona fide merger, consolidation, acquisition, strategic alliance or similar business combination, provided that such transaction is not primarily for equity financing purposes and is approved by the Board of Directors, which shall include, in the case of any such issuance to an Affiliate or Related Person of the Company, approval by the Preferred Director;

(d)           any Equity Securities issued in connection with any stock split or stock dividend by the Company;

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(e)           any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution; provided that such transaction is not primarily for equity financing purposes, and is approved by the Board of Directors, which shall include, in the case of any such issuance to an Affiliate or Related Person of the Company, approval by the Preferred Director;

(f)           any Equity Securities that are issued by the Company pursuant to a registration statement relating to a firm commitment underwritten offering filed under the Securities Act;

(g)           any Equity Securities issued pursuant to Section 2 of the Purchase Agreement;

(h)           any Equity Securities issued in connection with bona fide strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such transaction is not primarily for equity financing purposes and is approved by the Board of Directors, which shall include, in the case of any such issuance to an Affiliate or Related Person of the Company, approval by the Preferred Director ; and

(i)           any Equity Securities issued to suppliers or third party service providers in connection with the provision of goods or service; provided that such transaction is not primarily for equity financing purposes and is approved by the Board of Directors, which shall include, in the case of any such issuance to an Affiliate or Related Person of the Company, approval by the Preferred Director.

4.7         Limitation on Subsequent Rights of First Refusal.  After the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to purchase its pro rata share of Equity Securities that would reduce the number of shares allocated to the Holders.

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SECTION 5.	HWH NOMINEE

5.1         Appointment of HWH Nominee. If, within three (3) years of the date of this Agreement (the “Appointment Period”) (a) the Shares are converted into Company Common Stock in accordance with the Company’s Amended and Restated Certificate of Incorporation and no one has a right to elect a Series B Director pursuant to the terms of the Series B Preferred Stock, and (b) the Investors and their affiliates hold, at the time of conversion, at least ten percent (10%) of the then outstanding Company Common Stock, then the Investors holding a majority of the Registrable Securities then outstanding may identify to the Company in writing one candidate (the “HWH Designee”) to serve on the Board of Directors of the Company.  The Company will promptly appoint the HWH Designee to the Board and agrees, if necessary, to promptly take all necessary corporate action to expand the Board by up to one member to create a vacancy for such purpose.  The Company further agrees during the Appointment Period to promptly nominate the HWH Designee as a member of the Company’s Board in accordance with the Exchange Act and the rules and regulations promulgated thereunder, and to solicit proxies, consents and votes in favor of such HWH Designee serving on the Board.  The HWH Designee will (i) be qualified to serve as a member of the Board under all applicable corporate governance policies or guidelines of the Company and the Board effective on the date of this Agreement (copies of which have been made available or delivered to HWH prior to the execution of this Agreement) and applicable legal, regulatory and stock market requirements, (ii) meet the standard for an “independent director” with respect to service on the Board of Directors pursuant to Section 5605(a)(2) of the Rules of The Nasdaq Stock Market or any successor thereto, and (iii) be reasonably acceptable to the Board (including the Nominating Committee of the Board, if any) in its good faith discretion.  Subject to the foregoing standards, the Board will not unreasonably oppose the appointment of the HWH Designee.  Following receipt of the identification of the HWH Designee, the Board (including the Nominating Committee of the Board, if any) will review and evaluate the HWH Designee as soon as reasonably practicable.  Promptly following approval, the Board shall take all corporate action necessary to appoint the HWH Designee that has been approved to the Board.  If the Board does not accept any HWH Designee, the Investors holding a majority of the Registrable Securities then outstanding will have the right to identify a replacement for such HWH Designee for appointment by the Board in accordance with the provisions of this Section 5.1, provided that notwithstanding the criteria set forth above, such person may be affiliated with at least one of the Investors and provided further that Matthew Stecker shall be deemed acceptable to the Board in such circumstance.  At the expiration of the Appointment Period, or earlier, if HWH and its Affiliates hold less than 10% of the outstanding Common Stock (other than as a result of repurchases of Common Stock by the Company or any Subsidiary), HWH will have no further rights to a HWH Designee under this Section 5.1.

5.2         Successor HWH Nominee. If at any time during the Appointment Period a HWH Designee shall cease to be a member of the Board for any reason, the Investors holding a majority of the Registrable Securities then outstanding shall be entitled to designate another person (an “HWH Successor Designee”), to serve as a director in place of such HWH Designee for the same term as the HWH Designee whom is being replaced.  Any HWH Successor Designee will be required in all cases to be approved by the Board (including the Nominating Committee of the Board, if any) in the manner set forth in and subject to the provisions set forth in Section 5.1 of this Agreement.  If the Board does not accept any HWH Successor Designee, the Investors holding a majority of the Registrable Securities then outstanding will have the right to recommend an additional HWH Successor Designee in accordance with this Section 5.  The Board will appoint such HWH Successor Designee to the Board no later than three business days after the Board’s approval of such HWH Successor Designee.  Upon becoming a member of the Board, any HWH Successor Designee will become a HWH Designee for all purposes under this Agreement.

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SECTION 6.	MISCELLANEOUS

6.1         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable out-of-pocket attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.2         Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

6.3         Entire Agreement.  This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

6.4         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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6.5         Amendment and Waiver.

(a)           Except as otherwise expressly provided, this Agreement may be amended or modified, and  the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of at least a majority of the then-outstanding Shares, provided however, that if such amendment, modification or waiver by its terms treats any Holder adversely and in a manner different than such amendment treats any other Investors, the separate approval of such adversely treated Holder shall also be required. Any such amendment, modification or waiver effected in accordance with this Section 6.5 shall be binding upon each Holder and each future holder of all securities of such Holder.

(b)           For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

6.6         Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.7         Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

6.8         Specific Performance.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the parties hereto will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.  The Company therefore agrees that each Investor shall be entitled to specific performance and temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or any other type of security.

6.9         Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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22.

6.10       Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.  Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.6 (g) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

6.11       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.12       Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.13      Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.14      Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[Signature Pages Follow]

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23.

In Witness Whereof, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

HealthWarehouse.com, Inc.

Signature:	/s/ Lalit Dhadphale
Name: Lalit Dhadphale
Title: Chief Executive Officer

Address: 100 Commerce Blvd. Cincinnati, OH 45140

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In Witness Whereof, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.

INVESTOR:

Signature:	/s/ Janice Marra
Name: Janice Marra

In Witness Whereof, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.

INVESTOR:

Signature:	/s/ David S. Oros
Name: David S. Oros

Signature:	Marla T. Oros
Name: Marla T. Oros

 In Witness Whereof, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.

INVESTOR:

HWH Lending, LLC

By:	/s/ Gary Singer
Name: Gary Singer
Title: President

In Witness Whereof, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.

INVESTOR:

Milfam I L.P.

By: Milfam LLC
Its: General Partner

By:	/s/ Lloyd I. Miller III
Name: Lloyd I. Miller, III
Title: Manager